                                                                    EXHIBIT 99.4

                 CONSENT OF DRESDNER KLEINWORT WASSERSTEIN, INC.

            We hereby consent to the use in the Registration Statement on Form S-4, of Cantel Medical Corp. ("Cantel"), covering the securities of Cantel to be issued in connection with the acquisition of Minntech Corporation ("Minntech"), and in the related Joint Proxy Statement, of our opinion, dated May 21, 2001, appearing as an Annex to such Proxy Statement/Prospectus, and to the description therein of such opinion and of our presentation to the Board of Directors of Cantel on May 21, 2001; and to the references therein to us under the headings:
"Background to the Merger," "Cantel's Reasons of the Merger; Recommendations of the Cantel Board of Dirctors" and "Opinion of Financial Advisor to Cantel". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


/s/ Dresdner Kleinwort Wasserstein

DRESDNER KLEINWORT WASSERSTEIN, INC.


New York, New York
June 29, 2001